UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2015

Advanced Drainage Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36557	51-0105665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026

(Address of principal executive offices) (Zip Code)

(614) 658-0050

(Registrant’s telephone number, including area code)

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 12, 2015, Advanced Drainage Systems, Inc. (the “Company”) issued a press release setting forth the Company’s unaudited fourth quarter and fiscal year end 2015 earnings (the “Earnings Release”). A copy of the Earnings Release was furnished as an exhibit to a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2015. As discussed in Item 4.02(a) below, the Company now expects to revise its previously reported results of operations and financial condition. As a result, the information set forth in the Earnings Release should no longer be relied upon.

The information set forth in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On July 15, 2015, the Company announced a delay in the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2015 as the Company continued to review its year-end inventory costing methodologies as well as its accounting treatment for its transportation and equipment leases. Based upon this review, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) has determined that there were errors in the Company’s historic accounting treatment for its transportation and equipment leases, requiring that substantially all of the Company’s transportation and equipment leases be recorded as capital leases as opposed to operating leases. The Audit Committee has further determined that the correction of these errors necessitates the restatement of the Company’s historic financial statements and withdrawal of reliance on those financial statements and the reports of the Company’s independent registered public accounting firm thereon. The Audit Committee concluded that all additional adjustments related to inventory costing and other areas will be included for all restated periods as appropriate.

On August 14, 2015, based upon the recommendation of management and after discussion with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the Audit Committee concluded that the Company’s financial statements and related reports of the Company’s independent registered public accounting firm and other financial data for the following periods should no longer be relied upon (collectively, the “Non-reliance Periods”):

•	the annual periods ended March 31, 2010, 2011, 2012, 2013 and 2014, and the reports of the independent registered public accounting firm thereon and related quarterly periods for the annual periods ended March 31, 2013, 2014 and 2015, as set forth in the Company’s Registration Statements on Form S-1 (File. Nos. 333-200312 and 333-194980); and

•	the quarterly periods ended June 30, September 30, and December 31, 2014 (and corresponding quarterly periods for the fiscal year ended March 31, 2014), as set forth in the Company’s Quarterly Reports on Form 10-Q for the periods indicated

Accordingly, the Company’s previously reported financial statements, and the reports of the Company’s independent registered public accounting firm thereon, and other financial data for the Non-reliance Periods, or any press releases or other stockholder communications that relate to that information, should no longer be relied upon. In addition, as noted in Item 2.02 above, the information set forth in the Earnings Release should no longer be relied upon.

The Company intends to file as soon as practicable its Annual Report on Form 10-K for the fiscal year ended March 31, 2015 (the “Fiscal 2015 10-K”), the restated financial information for certain of the annual periods described above, as well as amended Quarterly Reports on Form 10-Q which will include restated financial information for the quarterly periods described above (collectively, the “Restated Filings”). The Restated Filings will include: (1) restated audited financial statements for the fiscal years ended March 31, 2013 and 2014, along with a revised presentation of selected historical consolidated financial data as of and for the fiscal years ended March 31, 2011, 2012, 2013 and 2014, and (2) restated unaudited financial statements as of and for each of the three-, six- and nine-month periods ended June 30, 2014, September 30, 2014 and December 31, 2014 (and corresponding quarterly periods for the fiscal year ended March 31, 2014) in amendments to the Company’s previously filed Quarterly Reports on Form 10-Q. The Company will also revise its previously issued Earnings Release reporting results of operation and financial condition for the fourth fiscal quarter and fiscal year ended March 31, 2015. The Company also intends to announce the date for its 2015 annual stockholders’ meeting following the filing of the Fiscal 2015 10-K.

Although the Company is not yet required to comply with the internal control reporting requirements mandated by Section 404 of the Sarbanes-Oxley Act of 2002 due to the transition period established for newly public companies, the Company has identified certain material weaknesses in internal control over financial reporting related to the accounting for leases, the accounting for inventory, journal entry and account reconciliation controls and the control environment. These material weaknesses and remediation efforts will be disclosed in the Restated Filings. The Company further anticipates that such material weaknesses will result in a conclusion that the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) were ineffective, which will be disclosed in the Restated Filings.

The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

Additional information regarding the expected impact of the restatements and other related matters is set forth below. Such information, and all other statements set forth in this Item 4.02(a) regarding the expected impact of the restatements and the expected timing of the Company’s filings constitute forward-looking statements that are based upon the Company’s current expectations. The final presentation of the restatements will be included in the Restated Filings after the Company has completed its work on the restatements and the Audit Committee has completed its final review of the financial statements and other financial data for the Non-reliance Periods. There can be no assurance that the impact of the matters described in this Current Report on Form 8-K will not change, possibly materially, before the Company files the Restated Filings. See “Disclosures About Forward-Looking Statements” below.

Expected Impact of the Restatements

As referenced above, the Company has been reviewing certain accounting issues in conjunction with preparation of its financial statements and other financial data for fiscal year 2015. In the course of its review, the Company identified certain accounting errors that necessitated the Audit Committee’s determination that the financial statements and related information for the Non-reliance Periods should not be relied upon. The Company has categorized the resulting accounting adjustments into three primary areas: (1) lease adjustments, (2) inventory adjustments, and (3) other adjustments, as described below.

Lease Adjustments

The Company previously disclosed in its Current Report on Form 8-K filed on July 15, 2015 that it was evaluating the accounting treatment for its transportation and equipment leasing program (the “Fleet Leases”). The Company has historically classified its Fleet Leases as operating leases. However, based upon a re-examination of the Company’s historic assumptions, estimates and judgments with respect to lease accounting as further described below, the Company has determined that a substantial portion of the leases comprising the Fleet Leases should instead be classified as capital leases.

The Company’s treatment of its Fleet Leases as operating leases was based upon the Company’s historic interpretation that the Fleet Leases did not satisfy the criteria to be classified as capital leases set forth in Accounting Standards Codification No. 840, Leases (“ASC Topic 840”). As part of the Company’s recent review of its Fleet Leases, the Company re-examined the minimum lease payment classification test (the “MLP Test”) set forth in ASC Topic 840, which is one of the four criteria used to determine lease classification. The MLP Test requires that a lease be capitalized when the present value of the minimum lease payments is greater than or equal to 90% of the fair market value of the leased property at lease inception.

The Company had historically assumed that the minimum lease payments that should be used for purposes of the MLP Test should only include payments related to the non-cancellable period identified in each lease agreement. However, the Company has now determined that the minimum lease payments for the Fleet Leases should also include payments related to certain reasonably assured cancellable and renewal periods included in the lease agreements. Under that revised analysis, the Company has concluded that for a substantial portion of the Fleet Leases, the present value of the minimum lease payments would exceed 90% of the fair market value of the leased property, requiring a modification of treatment from operating to capital leases.

The change in lease accounting treatment does not impact the economic terms or substance of the Fleet Leases, but will require that for substantially all of the Company’s leased assets, at lease inception, the present value of the minimum lease payments will be recognized on the Company’s balance sheet as property, plant and equipment, and lease financing obligations. The assets will be depreciated over the term of the Fleet Leases, and the rental payments will be allocated to principal and interest payments on the lease financing obligations. The Company is working to finalize the amounts to be recorded on the balance sheet for each period, although the Company estimates on a preliminary basis that the resulting increase to net property, plant and equipment at March 31, 2013, 2014 and 2015 will be approximately $51 million, $59 million, and $68 million, respectively, and the resulting increase to lease financing obligations at March 31, 2013, 2014 and 2015 will be approximately $32 million, $41 million, and $56 million, respectively.

The Company anticipates that this change in accounting treatment will have a positive impact on Adjusted EBITDA in fiscal year 2016.

Inventory Adjustments

As described above, the Company has been in the process of reviewing its methodologies for inventory costing and the related impact on the Company’s financial statements. As previously disclosed by the Company in a press release dated July 15, 2015, this review was due to the need to assess the impact of highly volatile raw material costs during the fiscal 2015 fourth quarter on the Company’s lower of cost or market assessment. This review has resulted in certain adjustments being required to inventory accounting. Other areas of inventory accounting were also identified as requiring prior period adjustments, which primarily relate to the capitalization of certain general and administrative overhead costs. Based upon this review, which is ongoing, the net effect of the inventory adjustments identified to date will result in a reduction of year-end inventory balances as of March 31, 2013, 2014 and 2015.

The Company anticipates that these year-end inventory adjustments will generally have a positive impact on cost of goods sold in fiscal year 2016.

Other Adjustments

The Company has also identified certain other accounting errors in connection with the completion of the fiscal year 2015 audit. These errors and any other prior period errors that were previously considered immaterial will be reflected in the restated financial statements and other financial data for the Non-reliance Periods.

Summary Adjustments To Net Sales, Income Before Income Taxes and Adjusted EBITDA

While the Company’s review of its prior period accounting is ongoing, the following table summarizes the impact of the adjustments that management has identified to date for fiscal years ended March 31, 2013, 2014 and 2015, on an unaudited basis. As set forth in the table, the required adjustments identified to date generally have a negative impact on income before income taxes for fiscal years 2013, 2014 and 2015, and a positive impact on Adjusted EBITDA for fiscal years 2013 and 2014, which is primarily the result of the fact that the lease adjustments result in certain expense reclassifications that have a much more significant impact on Adjusted EBITDA than on income before income taxes.

The adjustments identified below are preliminary amounts and are subject to change as management finalizes its accounting review in connection with the fiscal year 2015 audit and the related restatements. See “Disclosures About Forward-Looking Statements” below.

(in thousands, adjustments shown are preliminary and subject to change)	Fiscal Year Ended,
	March 31, 2013	March 31, 2014	March 31, 2015
	(unaudited)
As originally reported
Net sales	$1,017,041	$1,069,009	$1,177,821
Income before income taxes	$46,685	$37,041	$46,497
Adjusted EBITDA	$129,759	$147,009	$153,610

Adjustments identified to date – increase (decrease)
Net sales	$(856)	$130	$1,105
Income before income taxes	$(5,239)	$(4,683)	$(17,285)
Adjusted EBITDA	$5,686	$6,845	$(4,980)

The information set forth above includes Adjusted EBITDA, a non-GAAP financial measure. The Company’s management uses non-GAAP financial measures in its analysis of the Company’s performance. See “Reconciliation of Non-GAAP Financial Measures” below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2015, the Company’s named executive officers (each an “NEO”) voluntarily agreed to return to the Company the previously-paid cash bonuses awarded under the Company’s Annual Cash Incentive Plan (the “Plan”) for fiscal year 2015, as described in the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2015. Eligibility for award payouts under the Plan was based upon the Company meeting certain minimum financial thresholds for the fiscal year ended March 31, 2015. In light of the uncertainty regarding the Company’s final financial results for the fiscal year-end 2015, the Compensation and Management Development Committee of the Company’s Board of Directors elected to rescind the fiscal year 2015 awards and requested that the NEOs voluntarily return all previously-paid amounts as reported in the May 11, 2015 Form 8-K.

Item 8.01.	Other Events.

On August 17, 2015, the Company issued a press release announcing the matters set forth in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated August 17, 2015 issued by Advanced Drainage Systems, Inc.

Reconciliation of Non-GAAP Financial Measures

In addition to financial results reported in accordance with GAAP, this Current Report on Form 8-K includes references to Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP. This measure is not intended to be a substitute for those reported in accordance with GAAP. Adjusted EBITDA may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measure.

Adjusted EBITDA is a non-GAAP financial measure that comprises net income attributable to the Company before interest, income taxes, depreciation and amortization, stock-based compensation, non-cash charges and certain other expenses. The Company’s definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key metric used by management and the Company’s board of directors to assess financial performance and evaluate the effectiveness of the Company’s business strategies. Accordingly, management believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as the Company’s management and board of directors. In order to provide investors with a meaningful reconciliation, the Company has provided below a reconciliation of net income attributable to the Company with Adjusted EBITDA as originally reported, and the impact of the restatement adjustments identified to date on Adjusted EBITDA. Historically the Company has reconciled net income attributable to the Company with Adjusted EBITDA, as net income attributable to the Company is typically the GAAP measure most directly comparable to Adjusted EBITDA. However, because the Company is still finalizing the impact that the accounting errors and adjustments described in Item 4.02 above will have on the Company’s income tax expense, specific quantifications of the amounts that would be required to fully reconcile net income attributable to the Company to Adjusted EBITDA are not currently available. Once the accounting review has been completed, a full reconciliation of its fiscal years 2013, 2014 and 2015 Adjusted EBITDA to net income attributable to the Company will be provided in the Company’s Fiscal 2015 10-K.

The following table presents a reconciliation of Adjusted EBITDA to Net Income attributable to the Company, the most comparable GAAP measure, as previously reported, for each of the periods indicated:

As previously reported

	Fiscal Year Ended, March 31,
(in thousands)	2013	2014	2015
Net income attributable to the Company	$28,159	$11,124	$26,300
Depreciation and amortization (a)	56,926	57,454	58,338
Interest expense, net	16,095	16,141	16,619
Income tax expense	16,894	22,575	16,279

EBITDA	118,074	107,294	117,536
Derivative fair value adjustments (b)	(4)	(53)	7,746
Foreign currency transaction losses (c)	1,085	845	5,404
Unconsolidated affiliates interest and tax (d)	729	204	1,138
Management fee to minority interest holder JV	—	1,098	1,230
Special dividend compensation	—	22,624	—
Contingent consideration remeasurement	—	259	184
Share-based compensation (e)	2,592	5,287	6,780
ESOP deferred compensation (f)	7,283	7,891	12,144
Transaction costs (g)	—	1,560	1,448

Adjusted EBITDA as previously reported	$129,759	$147,009	$153,610

Adjustments identified to date to Adjusted EBITDA

	Fiscal Year Ended, March 31,
(in thousands, adjustments shown are preliminary and subject to change)	2013	2014	2015
Adjustments that impact Net Income attributable to the Company	$(5,239)	$(4,753)	$(17,315)
Adjustments to Depreciation and amortization	9,696	10,451	11,828
Adjustments to Interest expense, net	1,349	1,410	1,366
Other adjustments	(120)	(263)	(859)
Adjustments to Income tax expense (to be determined) (h)	—	—	—

Total adjustments identified to date to Adjusted EBITDA	$5,686	$6,845	$(4,980)

(a)	Includes our proportionate share of depreciation and amortization expense of $1,321, $1,556 and $2,471 for the twelve months ended March 31, 2013, 2014 and 2015, respectively, related to our South American joint venture, BaySaver joint venture and Tigre-ADS USA joint venture, which is included in Equity in net loss of unconsolidated affiliates in our Consolidated Statements of Income.
(b)	Represents the non-cash gains and losses arising from changes in mark-to-market values for derivative contracts related to diesel fuel, interest rate and propylene swaps. The impact of resin physical and financial derivatives is included in cost of goods sold.
(c)	Represents the gains and losses incurred on purchases, sales and intercompany loans and dividends denominated in non-functional currencies.
(d)	Represents our proportional share of income taxes and interest related to our South American Joint Venture, our BaySaver Joint Venture and our Tigre-ADS USA Joint Venture, which are accounted for under the equity method of accounting.
(e)	Represents the non-cash stock based compensation cost related to our stock options and restricted stock awards.
(f)	Represents the non-cash stock based compensation expense attributable to the shares of convertible preferred stock allocated to employee ESOP accounts during the applicable period.
(g)	Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with our debt refinancing and completion of the Company’s initial public offering and follow-on public offering.
(h)	The Company has not yet determined the impact of the adjustments identified to date to income tax expense. However, since income tax expense is a component of Net Income attributable to the Company and is added back to calculate Adjusted EBITDA, any adjustment to income tax expense will ultimately have no impact on Adjusted EBITDA.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K contains statements that may be deemed to be forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the anticipated restatements and expected impact of the Company’s accounting adjustments on its financial statements and other financial data, including Adjusted EBITDA, a non-GAAP measure, for the Non-reliance Periods and for future periods, the expected impact of the Company’s accounting adjustments on its review of potential weaknesses or deficiencies in its disclosure controls, and the anticipated timing of filing of the Restated Filings. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial data for the Non-reliance Periods and any future periods, any further delay in the filing of the Company’s Fiscal 2015 10-K or other Restated Filings with the SEC, a conclusion that the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act)

were ineffective, the review of potential weaknesses or deficiencies in the Company’s disclosure controls, and discovering further weaknesses of which we are not currently aware or which have not been detected, additional uncertainties related to accounting issues generally and other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Current Report on Form 8-K. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2015

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Joseph A. Chlapaty
Name:	Joseph A. Chlapaty
Title:	President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated August 17, 2015 issued by Advanced Drainage Systems, Inc.